Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-114939 on Form S-8 of our reports dated November 13, 2013, relating to the consolidated financial statements and consolidated financial statement schedule of Oshkosh Corporation, and the effectiveness of Oshkosh Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Oshkosh Corporation for the year ended September 30, 2013.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

June 27, 2014